SERIES 3
                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

         This Registration Rights Agreement is entered into and effective as of the 2nd day of April, 2004, between MICROFIELD GROUP, INC., an Oregon corporation (the "Company"), and CHRISTENSON LEASING COMPANY, LLC, an Oregon limited liability company; JMW GROUP, LLC, an Oregon limited liability company; CHRISTENSON ELECTRIC, INC., an Oregon corporation; JMW CAPITAL PARTNERS, INC., an Oregon corporation; JW ASSURANCE AND HOLDING LIMITED, a Virgin Islands corporation; STEVEN M. WRIGHT; and R. PATRICK HANLIN, (individually, "Holder," collectively, the "Holders").

                                    RECITALS:

         A. The Holders collectively own the following shares of common stock of the Company (the "Stock"):

         Holder                                           Shares of Common Stock

         Christenson Electric, Inc.                               125.636
         Christenson Leasing Company, LLC                       3,241.922
         JMW Group, LLC                                            20.288
         JW Assurance and Holding Limited                          28.733
         JMW Capital Partners, Inc.                                68.320
         Steven M. Wright                                         117.810
         R. Patrick Hanlin                                         38.095

For purposes of this Agreement, Stock shall also include all shares of the Company's Series 3 stock now owned or hereafter acquired by reason of purchase, exercise of warrants, conversion, division or otherwise, by the Holders.

         B. The Company and Holders desire to provide for registration rights and lock-up provisions set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, the parties agree as follows:

         1.       Company Registration.

                  1.1 Registrable Securities. For purposes of this Agreement, "Registrable Securities" means the Stock or other securities issued or issuable with respect to the Stock upon any stock split, stock dividend, recapitalization or similar event; provided, however, that shares of Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold or otherwise transferred to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or otherwise transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale. Registerable Securities sold or






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otherwise transferred without strict compliance of the terms of this Agreement or otherwise in breach of this Agreement shall not have any benefits under this Agreement unless and until such terms have been strictly complied with or such breach has been cured.

                  1.2 Piggyback Registration Rights. If at any time or from time to time after expiration of the period set forth in Section 10.1 and prior to the fifth anniversary of this Agreement, the Company shall decide to register any of its securities, either for its own account or the account of a security holder or holders, other than (x) a registration relating solely to employee benefit plans, or (y) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                           (a)      promptly give to the Holder written notice
thereof, and

                           (b)      include in such registration (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company by the Holder.

If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  1.3 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 1.2(a). In such event, the right of the Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting, to the extent requested, to the extent provided herein. The Holder shall (together with the Company and the other holders distributing their securities through such underwriting (the "Other Participating Holders")) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) requested to be registered pursuant to registration rights granted to the Holder and the Other Participating Holders by the Company. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Holder or the Other Participating Holders to the nearest one hundred (100) shares. If the Holder or any Other Participating Holder disapproves of the terms of any such underwriting, it, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred and eighty (180) days after the effective date of the registration statement relating thereto.

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                  1.4      Right to Terminate Registration. The Company shall
have the right to terminate or withdraw any registration initiated by it under this Section 1 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

         2.       Registration.

                  2.1 Right to Demand Registration. Following the second anniversary of the date of this Agreement and prior to the fifth anniversary of the date of this Agreement and subject to the restrictions contained in Section 2.2, if any Holder of Registrable Securities requests that the Company file a registration statement for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form.

                  2.2 Limitation of Registration. A Holder shall only have the rights set forth in Section 2.1 if the Holder previously elected to register all of such Holder's Registrable Securities as provided in Section 1.2(b), less than 50% of Holder's Registrable Securities were registered as required by the managing underwriter, and the Holder has not elected to exercise Holder's registration rights under this Section 2 more than once previously.

                  2.3 Notice. The Company will (i) promptly give written notice of the proposed registration to all other Holders and (ii) as soon as practicable use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company. The substantive provisions of Section 1 shall be applicable to each registration initiated under this Section 2.

                  2.4 Exceptions. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2:
(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iii) in any calendar year after the Company has effected two (2) such registrations pursuant to this Section 2



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in such calendar year and each such registration has been declared or ordered effective and has remained effective for the period specified in Section 4 of this Agreement; and (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

         3.       Expenses of Registration.

                  3.1 Registration Expenses. "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1 and 2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  3.2 Company's Obligation to Pay. All Registration Expenses incurred in connection with any registration pursuant to Section 1 and up to one registration in any calendar year after the date hereof under Section 2, and, at the Holder's option (i) the reasonable cost of one special legal counsel to all holders of securities of the Company exercising registration rights in any such registration or (ii) the reasonable cost of one special legal counsel to the Holder in any such registration, shall be borne by the Company; provided, however, that the attorney fees related to such special legal counsel referred to in clause (ii) borne by the Company shall in no event exceed $5,000 in any calendar year. All Registration Expenses incurred in connection with any registration pursuant to Section 2 of this Agreement above and beyond one registration in any calendar year after the date hereof, and the cost of any counsel for the Holder in any such registration, shall be borne by the Holder. If a registration proceeding is begun upon the request of the Holder pursuant to
Section 1.3 (if the first request under Section 2 in any calendar year), but such request is subsequently withdrawn, then the Holder may either: (i) bear all Registration Expenses of such proceeding, in which case the Company shall be deemed not to have effected a registration pursuant to Section 2 of this Agreement, or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to Section 2 of this Agreement. The preceding sentence shall not apply if, at the time of such withdrawal, the Holder has learned of a material adverse change in the condition, business or prospects of the Company from that known to the holder at the time of their request.

                  3.3 Selling Expenses. All Selling Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder. For purposes of this Agreement, "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by this Section 3).




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         4.       Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 4, the Company will:

                  4.1 Registration Statement. Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the registration statement has been completed, but in no event longer than one hundred twenty (120) days.

                  4.2 Amendments. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  4.3 Copies of Documents. Furnish to the Holders participating in such registration and to the underwriters, if any, of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as they may reasonably request in order to facilitate the public offering of such securities.

                  4.4 Blue Sky Registration. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                  4.5 Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  4.6 Notice. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  4.7 Securities Exchange Listing. Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or other trading market on which similar securities issued by the Company are then listed.

                  4.8 Transfer Agent and Registrar. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.


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                  4.9      Legal Opinion and Comfort Letter. Use its best
efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 4, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

         5.       Indemnification.

                  5.1 Indemnification of Holder. The Company will indemnify and hold harmless each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all actual out-of-pocket expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in any litigation or in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by the Company of the Securities Act or the Exchange Act or any state securities law, or of any rule or regulation promulgated under any of the foregoing applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such matter if the settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; and provided further that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein.

                  5.2 Indemnification of the Company. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by

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such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all actual out-of-pocket expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this
Section 5.2 shall not apply to amounts paid in settlement of any matter if the settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the maximum liability of each selling Holder under this Section 5.2 shall be equal to the net proceeds to such selling Holder as a result of such registration and offering.

                  5.3 Indemnification Notice. Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


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                  5.4      Contribution. If the indemnification provided for in
this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid of payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that, in no event shall any contribution by a Holder under this Section 5.4 exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  5.5 Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5, and otherwise.

         6. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Stock to the public without registration, the Company agrees to use its best efforts to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act; (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act (at any time after it has become subject to such reporting requirements); and (c) so long as the Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.




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         8.       Transfer of Registration Rights. The rights to cause the
Company to register securities granted to the Holder under Sections 1 and 2 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder (together with any affiliate); provided, however, that (a) such transfer shall be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, (c) such transferee or assignee (i) is a wholly-owned subsidiary or limited liability company or constituent partner (including limited partners, retired partners, members of a limited liability company, trustee of a trust established for the benefit of the Holder's family, spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) of the Holder, or (ii) acquires from the Holder at least 10% of the Holder's Shares and
(d) agrees to be bound by the terms and conditions of this Agreement.

         9. Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 1 and 2 shall terminate with respect to such Holder on the earlier of the fifth anniversary of the date of this Agreement, or at such time as Rule 144 or another similar exemption under the Securities Act of 1933 is available for the sale of all such Holders securities during a three (3)-month period without registration.

         10.      Lock-up Agreement.

                  10.1 Lock-up. The Holders each agree that for a period of twelve (12) months from the date of this Agreement, they will not sell, assign or grant any option for the sale of, whether or not for consideration, directly or indirectly, the Registrable Securities; provided, however, that any pledge of these shares requires that the pledgee and any subsequent transferee shall be subject to this Agreement.

                  10.2 Authorized Transfer. The Registrable Securities may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

                  10.3 Legend. A notice shall be placed on the face of each stock certificate of the Registrable Securities stating that the Registrable Securities are restricted in accordance with the conditions set forth on the reverse side of the certificate and a typed legend shall provide as follows:
"The shares represented by this certificate are subject to certain sale and transfer restrictions until April 2, 2005, by an agreement between the security holder and issuer, which is on file with the issuer and the stock transfer agent from which a copy is available upon request and without charge."

         11.      Miscellaneous.

                  11.1 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of a majority of the Registrable Securities.

                  11.2 Entire Agreement. This Agreement is the entire agreement is the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings other than those



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expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and undertakings, whether written or oral, among the parties with respect to the subject matter hereof.

                  11.3 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of such Registrable Securities.

                  11.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  11.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  11.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Oregon without reference to the choice of law doctrine. Venue shall be in Multnomah County.

                  11.7 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one (1) business day after sent to the recipient by reputable overnight courier service (charges prepaid) or two (2) business days after mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Holder and to the Company at the addresses indicated below:

         If to MICG:
         ----------

                  Microfield Group, Inc.
                  Attn:  William C. McCormick
                  1631 NW Thurman Street, Suite 310
                  Portland, OR 97209

         With a copy to:

                  Dunn Carney Allen Higgins & Tongue LLP
                  Attn:  Jonathan A. Bennett
                  851 SW Sixth Avenue, Suite 1500
                  Portland, OR 97204




10 - REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
PDX/112816/141153/DLH/1395579.1

         If to Christenson Leasing Company, LLC, Christenson
         ---------------------------------------------------
         Electric, Inc., or JW Assurance and Holding Limited:
         ---------------------------------------------------

                  Robert Jesenik
                  Suite 300
                  1631 NW Thurman Street
                  Portland OR 97209

         If to JMW Group, LLC, or JMW Capital Partners, Inc.:
         ---------------------------------------------------

                  Robert J. Jesenik
                  Suite 300
                  1631 NW Thurman Street
                  Portland OR 97209

         If to Steven M. Wright:
         ----------------------

                  Steven M. Wright
                  1631 NW Thurman Street, Suite 310
                  Portland, OR 97209

         If to R. Patrick Hanlin:
         -----------------------

                  R. Patrick Hanlin
                  7303 SE Lake Road
                  Portland, OR   97267

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party given in accordance with this section.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MICROFIELD GROUP, INC.                CHRISTENSON LEASING COMPANY, LLC

                                      By: JMW CAPITAL PARTNERS, INC.,
                                          Manager

By: /s/ WILLIAM C. MCCORMICK          By: /s/ ROBERT J. JESENIK
   --------------------------------      ---------------------------------------
   William C. McCormick, President       Robert J. Jesenik, CEO

JMW CAPITAL PARTNERS, INC.                CHRISTENSON ELECTRIC, INC.



By: /s/ ROBERT J. JESENIK             By: /s/ ROBERT J. JESENIK
   --------------------------------      ---------------------------------------
   Robert J. Jesenik, CEO             Its: CEO
                                          --------------------------------------


11 - REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
PDX/112816/141153/DLH/1395579.1

JW ASSURANCE AND HOLDING              JMW GROUP, LLC
LIMITED

                                      By: JMW CAPITAL PARTNERS, INC.
                                          Manager

By: /s/ ROBERT J. JESENIK              /s/ ROBERT J. JESENIK
   --------------------------------   ------------------------------------------
   Robert J. Jesenik, President       Robert J. Jesenik, Chief Executive Officer



/s/ STEVEN M. WRIGHT                   /s/ R. PATRICK HANLIN
-----------------------------------   ------------------------------------------
Steven M. Wright                      R. Patrick Hanlin











































12 - REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
PDX/112816/141153/DLH/1395579.1